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NexCen Brands Announces
Resignation of CEO, Robert W. D’Loren

Kenneth J. Hall to be Appointed CEO

NEW YORK - August 15, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that Robert W. D’Loren has resigned as Chief Executive Officer and as a member of the Company’s Board of Directors, effective today. Kenneth J. Hall, currently Executive Vice President, Chief Financial Officer and Treasurer, has been appointed Chief Executive Officer.

David S. Oros, Chairman of NexCen Brands, stated, “We are pleased to have Ken take on the role of CEO. Ken has been instrumental in completing the restructuring of the Company’s financing arrangements and we are confident in his ability to lead NexCen as the Company continues to execute the business restructuring plan initiated in May, which focuses on the franchising business.”

Mr. Hall is a seasoned executive with more than 25 years of cross-functional operating, strategic and financial leadership experience. He has driven growth and bottom-line results for public and private companies across a variety of industries. As an executive of middle-market global companies with revenues up to $1 billion, his experience has spanned all core operations and market sectors. He has held executive leadership positions with NYSE- and NASDAQ-listed companies as well as private companies, including Global DirectMail, Icon CMT Corp., the National Football League, and Mercator Software, where he helped lead its financial turnaround following a financial restatement and SEC investigation. Prior to joining NexCen, Mr. Hall most recently served as Chief Financial Officer and Treasurer of Seevast Corp, a leading online-media holding company comprised of ad networks, Pulse 360 and Kanoodle, as well as a domain asset management company, Moniker, for which Mr. Hall led the successful sale.

Mr. Hall holds a B.S. in Finance from Lehigh University and a M.B.A. from Golden Gate University. He is a member of the National Association of Corporate Directors.

The Company plans to commence a search for a new Chief Financial Officer.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) the restructuring of the bank credit facility may not provide our business with needed liquidity, (2) we may not be able to generate sufficient cash flow to make interest and principal payments on our amended and restated credit facility, (3) our ability to comply with negative and affirmative covenants and the effects of restrictions imposed by such covenants may have on our ability to operate our business, (4) our ability to sell one or more of our business may not be successful or may not generate sufficient proceeds which may lead to increased obligations, financial and otherwise, under our amended and restated credit facility, (5) the businesses that we have acquired may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (6) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (7) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (8) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (9) we depend on the success of our licensees and franchisees for future growth, (10) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (11) our near term liquidity needs may be higher or lower than our current expectations and (12) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.